UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report – March 9, 2015
(Date of earliest event reported)
QUESTAR CORPORATION
(Exact name of registrant as specified in its charter)

(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Questar Corporation	Utah	001-08796	87-0407509
Questar Gas Company	Utah	333-69210	87-0155877
Questar Pipeline Company	Utah	000-14147	87-0307414

333 South State Street, P.O. Box 45433, Salt Lake City, Utah 84145-0433
(Address of principal executive offices)
Registrant's telephone number, including area code (801) 324-5900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Questar Corporation - Retirement of Messrs. R. Allan Bradley and James R. Livsey
On March 9, 2015, R. Allan Bradley, Questar executive vice president and president and chief executive officer (CEO) of Questar Pipeline Company, announced his intention to retire effective June 1, 2015.

In conjunction with Mr. Bradley’s retirement, the Management Performance Committee of Questar’s Board of Directors (the Board) modified the terms of certain restricted stock unit agreements held by Mr. Bradley to allow for the vesting of a portion on specified dates following his retirement.  The continued vesting of grants made to Mr. Bradley in February 2015 will only apply to a pro-rated amount over the time period that he was employed by the Company in 2015.    The following shares will continue to vest after Mr. Bradley’s retirement:

Date of Grant	Unvested RSUs as of May 17, 2015	Total RSUs to vest after May 17, 2015	RSUs vesting on March 5, 2016	RSUs vesting on March 5, 2017	RSUs vesting on March 5, 2018

February 12, 2013	5,468	5,468	5,468
February 11, 2014	11,275	11,275	5,638	5,637
February 18, 2015	16,843	7,018	2,340	2,339	2,339
Total	33,586	23,761	13,446	7,976	2,339

On March 9, 2015, the Board also modified the terms of certain restricted stock unit agreements held by James R. Livsey, executive vice president and COO, Wexpro, in conjunction with his retirement on June 1, 2015, which retirement was previously disclosed on October 31, 2014.  The Board modified the vesting dates of certain unvested RSUs held by Mr. Livsey from a date following his retirement to May 17, 2015 as follows:

Date of Grant	Unvested RSUs	Total RSUs to vest on May 17, 2015

February 12, 2013	5,468	5,468
February 11, 2014	11,494	11,494
February 18, 2015	17,169	7,154
	34,131	24,116

The description to the amendments for Messrs. Bradley's and Livsey's RSU award agreements is qualified in its entirety by the terms of the amendments, copies of which are attached as Exhibits 10.1 and 10.2, respectively.

Questar Pipeline - Appointment of Mr. Micheal G. Dunn
Questar concurrently announced that Micheal G. Dunn, age 49, will become Questar Corporation executive vice president and president of Questar Pipeline Company, effective April 16, 2015. Dunn comes to Questar after serving since 2010 as president and CEO of PacifiCorp Energy, a subsidiary of Berkshire Hathaway Energy. Prior to that, Dunn was president of Kern River Gas Transmission Company, Berkshire Hathaway Energy’s interstate pipeline subsidiary. Dunn joined Kern River in 1990, oversaw pipeline construction and served in numerous engineering and operations management positions.

Dunn graduated in 1988 from the University of Oklahoma with a bachelor’s degree in civil engineering and has no relationship with Questar Corporation. In connection with his employment with Questar, Mr. Dunn will receive the following compensation: (1) annual salary of $410,000; (2) participation in Annual Management Incentive Plan II, with a target bonus of 65% of base salary pro-rated over the 2015 performance period; (3) signing bonus of $400,000, subject to repayment for early termination; (4) restricted stock unit grants with a grant date value of $400,000 vesting in equal annual installments over three years starting on March 5, 2016; (5) performance share grant for the performance period commencing January 1, 2015 to December 31, 2017, with a target number of shares with a grant date value of $400,000; and (6) participation in Executive Severance Compensation Plan as a Tier I Participant.

Questar Gas Company - Promotion of Craig C. Wagstaff
Questar also announced that Craig C. Wagstaff, Questar EVP and chief operating officer of Questar Gas Company has been named Questar EVP and President, Questar Gas Company. In conjunction with his new title, the Board approved an increase in Mr. Wagstaff's target bonus under the Company's Annual Management Incentive Plan II from 60% to 65%.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press release issued March 9, 2015, by Questar Corporation.
10.1	Amendment to Restricted Stock Unit Agreements granted to R. Allan Bradley
10.2	Amendment to Restricted Stock Unit Agreements granted to James R. Livsey

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION (Registrant)

March 10, 2015	/s/ Kevin W. Hadlock
Kevin W. Hadlock Executive Vice President and Chief Financial Officer

List of Exhibits:

Exhibit No.	Exhibit
99.1	Press release issued on March 9, 2015, by Questar Corporation.
10.1	Amendment to Restricted Stock Unit Agreements granted to R. Allan Bradley
10.2	Amendment to Restricted Stock Unit Agreements granted to James R. Livsey

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